Fluor Corporation	Brett Turner	Exhibit 99.1
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	864.281.6976 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR REPORTS SECOND QUARTER 2023 RESULTS

•Q2 2023 net earnings attributable to Fluor of $61 million reflects strong performance from Energy Solutions and Urban Solutions
•Q2 2023 diluted earnings per share (EPS) of $0.35; adjusted diluted EPS of $0.76
•Q2 2023 revenue of $3.9 billion, an increase of 20% compared to prior year
•New awards of $3.7 billion, 70% reimbursable
•Company raises 2023 adjusted EPS guidance and tightens adjusted EBITDA guidance

IRVING, Texas (August 4, 2023) - Fluor Corporation (NYSE: FLR) announced financial results for its second quarter ended June 30, 2023. Revenue for the quarter was $3.9 billion and net earnings attributable to Fluor were $61 million, or $0.35 per diluted share. Consolidated segment profit1 for the quarter was $191 million compared to $108 million profit in the second quarter of 2022. Excluding the adjustments outlined in the reconciliation table at the end of this release, the company recognized adjusted earnings per diluted share1 of $0.76.

“Our positive results for the quarter continue to support our strategic direction and confirms there is strong demand for our engineering and construction solutions,” said David E. Constable, chairman and chief executive officer of Fluor. “We believe we are approaching an inflection point that will deliver increasing shareholder value.”

1 Non-GAAP Financial Measure. See “Non-GAAP Financial Measures” for additional information.

Second quarter new awards were consistent with company expectations at $3.7 billion compared to $3.6 billion in the second quarter of 2022. Ending consolidated backlog was $25.5 billion compared to $19.5 billion a year ago. General and administrative expenses for the second quarter of 2023 were $60 million compared to Q2 2022 expenses of $45 million. Fluor’s cash and marketable securities at the end of the quarter were $2.1 billion, excluding cash held by NuScale.

Outlook

We are not providing forward-looking guidance for U.S. GAAP net earnings or U.S. GAAP earnings per share, or a quantitative reconciliation of adjusted EBITDA or adjusted EPS guidance, because we are unable to predict with reasonable certainty all of the components required to provide such reconciliation without unreasonable efforts, which are uncertain and could have a material impact on GAAP reported results for the guidance period. See “Non-GAAP Financial Measures” for additional information.

Fluor is increasing its full year adjusted EPS guidance from $1.50 to $1.90 per diluted share to a range of $2.00 to $2.30 per diluted share. The company is also tightening its full year adjusted EBITDA guidance from the previous range of $450 to $600 million to an updated range of $500 to $600 million. This revised guidance is based on the strong underlying performance of our non-legacy portfolio and achieving as-sold margins on large Energy Solutions projects. The company also reaffirms its guidance for 2026.

	2023	2026
Adjusted EBITDA[1] Guidance	$500 to $600 million	$800 to $950 million
Adjusted EPS[1] Guidance	$2.00 to $2.30 per share	$3.10 to $3.60 per share

Adjusted EPS and adjusted EBITDA guidance exclude items similar to those outlined in the reconciliation table at the end of this release.

Business Segments

Energy Solutions reported a profit of $89 million in the second quarter compared to $65 million in the second quarter of 2022. The increase in segment profit from the prior year was the result of the ramp-up of execution activities on refinery projects in Mexico and positive forecast adjustments totaling $74 million on two projects. This was partially offset by $34 million in cost growth and schedule extension on a large upstream legacy project that is nearing completion. Revenue for the quarter increased to $1.7 billion from $1.3 billion a year ago due to increased execution activities on refinery projects in Mexico, mid-scale LNG projects and recently awarded chemicals projects in China. New awards in the quarter totaled $753 million, compared to $1.3 billion in the second quarter of 2022. Ending backlog was $7.6 billion compared to $8.4 billion a year ago.

Urban Solutions reported a profit of $76 million in the second quarter compared to $12 million profit in the second quarter of 2022. Results include a positive forecast adjustment on a legacy infrastructure project as well as the ramp-up of execution activities on newly awarded projects. Revenue for the second quarter increased to $1.2 billion from $1.1 billion a year ago. New awards for the quarter were $2.3 billion, up from $2.0 billion a year ago. Ending backlog was $11.7 billion compared to $8.3 billion a year ago.

Mission Solutions reported a profit of $40 million in the second quarter compared to $28 million in the second quarter of 2022. Results for the quarter reflect increased execution on a European logistics support project for the Army and the carbon-free power project for NuScale’s client partially offset by an incremental charge for cost growth on the F.E. Warren Air Force Base project. Revenue for the second quarter increased to $705 million from $547 million a year ago. New awards for the quarter totaled $339 million, compared to $52 million in the second quarter of 2022. Ending backlog was $4.9 billion compared to $1.9 billion a year ago.

The Other segment, which includes Stork and Fluor’s 56% ownership in NuScale, reported revenue of $311 million and a loss of $14 million. Segment results for the quarter include $23 million of loss related to NuScale.

Conference Call

Fluor will host a conference call at 8:30 a.m. Eastern on Friday, August 4, which will be webcast live and can be accessed by logging onto investor.fluor.com. The call will also be accessible by telephone at 888-800-3960 (U.S./Canada) or +1 646-307-1852. The conference ID is 4438700.

A replay of the webcast will be available for 30 days.

Non-GAAP Financial Measures

This news release contains discussions of consolidated segment profit (loss), adjusted net earnings, adjusted EPS and adjusted EBITDA that are non-GAAP financial measures under SEC rules. Segment profit (loss) is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests. The company believes that segment profit (loss) provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance. Adjusted net earnings is defined as net earnings from core operations excluding NuScale profit (loss) and the impacts of foreign exchange fluctuations, impairments and certain items that management believes are unrelated to actual normalized operational performance. Net earnings from core operations is net earnings attributable to Fluor excluding the results of our remaining Stork and AMECO equipment businesses that are no longer classified as discontinued operations but that continue to be marketed for sale or that have been sold. Adjusted EPS is defined as adjusted net earnings divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding assumes the conversion of our convertible preferred stock. Adjusted EBITDA is defined as net earnings from operations before interest, income taxes, depreciation and amortization (EBITDA), further adjusted by the same items excluded from adjusted net earnings. The company believes adjusted net earnings, adjusted EPS and adjusted EBITDA allow investors to evaluate the company’s ongoing earnings on a normalized basis and make meaningful period-over-period comparisons. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation from or a substitute for measures of financial performance prepared in accordance with U.S. GAAP. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures reported by other companies. Reconciliations of consolidated segment profit (loss), adjusted net earnings, adjusted EPS and adjusted EBITDA to the most comparable GAAP measures are included in the press release tables. The company is unable to provide a reconciliation of its adjusted EPS and adjusted EBITDA guidance to the most comparable GAAP measure without unreasonable efforts because it is unable to predict with reasonable certainty all of the components required to provide such reconciliation, including the impact of foreign exchange fluctuations, which are uncertain and could have a material impact on GAAP reported results for the guidance period.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is building a better world by applying world-class expertise to solve its clients’ greatest challenges. Fluor’s 40,000 employees provide professional and technical solutions that deliver safe, well-executed, capital-efficient projects to clients around the world. Fluor had revenue of $13.7 billion in 2022 and is ranked 303 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has provided engineering, procurement and construction services for more than 110 years. For more information, please visit www.fluor.com or follow Fluor on Twitter, LinkedIn, Facebook and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management "will," "believes," "expects," “anticipates,” "plans" or other similar expressions). These forward-looking statements, including statements relating to strategic and operation plans, future growth, new awards, backlog, earnings and the outlook for the company’s business.

Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves; the Company's failure to receive new contract awards; cost overruns, project delays or other problems arising from project execution activities, including the failure to meet cost and schedule estimates; intense competition in the industries in which we operate; failure of our joint venture or other partners to perform their obligations; the failure of our suppliers, subcontractors and other third parties to adequately perform services under our contracts; cyber-security breaches; possible information technology interruptions; foreign economic and political uncertainties; client cancellations of, or scope adjustments to, existing contracts; the inability to hire and retain qualified personnel; failure to maintain safe worksites and international security risks; risks or uncertainties associated with events outside of our control, including weather conditions, pandemics, public health crises, political crises or other catastrophic events; the use of estimates and assumptions in preparing our financial statements; client delays or defaults in making payments; uncertainties, restrictions and regulations impacting our government contracts; the potential impact of certain tax matters; the Company's ability to secure appropriate insurance; liabilities associated with the performance of nuclear services; foreign currency risks; the loss of one or a few clients that account for a significant portion of the Company's revenues; failure to adequately protect intellectual property rights; asset impairments; climate change and related environmental issues; increasing scrutiny with respect to sustainability practices; risks related to our indebtedness; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; possible limitations on bonding or letter of credit capacity; failure to obtain favorable results in existing or future litigation and regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs; failure by us or our employees, agents or partners to comply with laws; new or changing legal requirements, including those relating to environmental, health and safety matters; failure to successfully implement our strategic and operational initiatives; risks arising from the inability to successfully integrate acquired businesses; risks related to provisions of our convertible preferred stock; and restrictions on possible transactions imposed by our charter documents and Delaware law. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 21, 2023. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

SUMMARY OF FINANCIALS AND U.S. GAAP RECONCILIATION OF CONSOLIDATED SEGMENT PROFIT (LOSS)(1)

	Three Months Ended June 30,				Six Months Ended June 30,
(in millions)	2023		2022		2023		2022
Revenue
Energy Solutions	$1,721		$1,330		$3,333		$2,505
Urban Solutions	1,202		1,134		2,411		2,195
Mission Solutions	705		547		1,354		1,140
Other	311		288		594		582
Total revenue	$3,939		$3,299		$7,692		$6,422

Segment profit (loss) $ and margin %
Energy Solutions	$89	5.2%	$65	4.9%	$178	5.3%	$119	4.8%
Urban Solutions	76	6.3%	12	1.1%	55	2.3%	29	1.3%
Mission Solutions	40	5.7%	28	5.1%	47	3.5%	86	7.5%
Other	(14)	NM	3	NM	(104)	NM	(11)	NM
Total segment profit $ and margin %(1)	$191	4.8%	$108	3.3%	$176	2.3%	$223	3.5%

G&A	(60)		(45)		(121)		(117)
Impairment	—		—		—		63
Foreign currency gain (loss)	(44)		36		(86)		18
Interest expense, net	37		(1)		78		(10)
Earnings (loss) attributable to NCI	7		7		(16)		14
Earnings before taxes	131		105		31		191
Income tax expense	(63)		(32)		(93)		(63)
Net earnings (loss)	$68		$73		$(62)		$128
Less: Net earnings (loss) attributable to NCI	7		7		(16)		14
Net earnings (loss) attributable to Fluor	$61		$66		$(46)		$114

New awards
Energy Solutions	$753		$1,339		$1,465		$2,021
Urban Solutions	2,282		1,996		4,057		2,616
Mission Solutions	339		52		670		438
Other	336		163		752		401
Total new awards	$3,710		$3,550		$6,944		$5,476

New awards related to projects located outside of the U.S.					49%		54%

(1) Certain amounts in tables may not total or agree back to the financial statements due to immaterial rounding differences.

Backlog (in millions)	June 30, 2023	December 31, 2022
Energy Solutions	$7,649	$9,134
Urban Solutions	11,695	10,270
Mission Solutions	4,900	5,666
Other	1,239	979
Total backlog	$25,483	$26,049

Backlog related to projects located outside of the U.S.	47%	49%
Backlog related to reimbursable projects	64%	63%

RECONCILIATION OF U.S. GAAP NET EARNINGS TO ADJUSTED NET EARNINGS AND U.S. GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE (1)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2023	2022	2023	2022
Net earnings (loss) attributable to Fluor	$ 61	$ 66	$ (46)	$ 114
Less: Dividends on CPS	(10)	(10)	(20)	(20)
Net earnings (loss) available to Fluor common stockholders	51	56	(66)	94
Less: Earnings from Stork and AMECO	(5)	(14)	59	(19)
Less: Tax expense on Stork and AMECO	-	-		-
Net earnings (loss) from core operations*	46	42	(7)	75
Add (less):
Dividends on CPS	$ 10	$ 10	$ 20	$ 20
NuScale (profit) loss	20	8	46	29
ICA Fluor embedded derivatives loss (gain)	8	(17)	47	(4)
Tax expense (benefit) on ICA Fluor embedded derivatives	(2)	5	(13)	1
Asbestos Reserve expense	3	6	3	6
Foreign currency (gain) loss	44	(37)	86	(18)
Tax expense (benefit) on foreign currency	(9)	2	(18)	(3)
SEC investigation costs	5	6	10	12
NuScale Marketing costs borne by Fluor	5	-	5	-
Impairment	-	-	-	(63)
Adjusted Net Earnings	$ 130	$ 26	$ 179	$ 54

Diluted EPS available to Fluor common stockholders	$ 0.35	$ 0.38	$ (0.46)	$ 0.66
Adjusted EPS	$ 0.76	$ 0.15	$ 1.04	$ 0.32

Weighted average common shares outstanding	143	142	143	142
Assumed conversion of CPS	27	27	27	27
Assumed issuance of shares under equity awards	2	3	2	2
Adjusted weighted average diluted shares outstanding	172	172	172	171

*Core operations excludes the results of our Stork business and remaining AMECO equipment business that no longer meet all of the requirements to be classified discontinued operations but that continue to be marketed for sale or that have been sold.

(1) Certain amounts in tables may not total or agree back to the financial statements due to immaterial rounding differences.

RECONCILIATION OF U.S. GAAP NET EARNINGS (LOSS) TO ADJUSTED EBITDA (1)
	THREE MONTHS ENDED JUNE 30		SIX MONTHS ENDED JUNE 30
(in millions)	2023	2022	2023	2022

Net earnings (loss) attributable to Fluor	$61	$66	$(46)	$114
Interest (Net)	(37)	1	(78)	10
Taxes	63	32	93	63
Depreciation & Amortization	19	20	37	35
EBITDA	$106	$119	$6	$222

Adjustments:
Other: NuScale, Stork and AMECO earnings	15	(9)	99	10
Energy Solutions: Embedded foreign currency derivative (gains)/losses	8	(17)	47	(4)
Asbestos Reserve expense	3	6	3	—
G&A: Foreign currency loss	44	(37)	86	(18)
G&A: SEC Investigation costs	5	6	10	12
G&A: Impairment	—	—	—	(63)
Adjusted EBITDA	$181	$68	$251	$159
(1) Certain amounts in tables may not total or agree back to the financial statements due to immaterial rounding differences.